Prudential
                             Realty Associates, Inc.

  240 N. Orem Blvd. o Orem, UT 84057 o Bus. (801) 224-9011 o Fax (801) 764-2333


                      COMMERCIAL - INDUSTRIAL - INVESTMENT
                          REAL ESTATE PURCHASE CONTRACT

This is a legally binding Contract. It has been prepared for the use of its members only by the UTAH ASSOCIATION OF REALTORS(R) in transactions involving member's clients or customer; as such, the interests of Buyer and Seller. Nonetheless the Buyer and the Seller may legally agree on writing to alter a delete provision of this form. Seek legal advice from your attorney or tax advisor before entering into a binding Contract.
--------------------------------------------------------------------------------
                              EARNEST MONEY RECEIPT

The Buyer

        Big M Investment & SCTN or Assigns

offers to purchase the Property described below and delivers as Earnest Money Deposit $5,000 in the form of 1031 Deposit to:
[ ] the Brokerage, to be deposited within three business days after Acceptance of this Offer to Purchase by all parties,
[X] the Title/Escrow Company identified below.
Brokerage or Title/Escrow Company Mt. West Title Address 961 S. Orem Blvd. Orem, Utah
Received by Mt. West Title on December 26, 1999 (date) Phone Number 225-2857
(if Title/Escrow Company) for deposit no later than (date) n/a.
[X] Earnest Monies are on hold with a 1031 exchange in the name of Big M Investments
--------------------------------------------------------------------------------
                                OFFER TO PURCHASE

1.  PROPERTY:
Three Story office building of approximately 10,000 Sq. ft.

Address 740 East 3900 South City Salt Lake City County SLC State Ut
For legal description, see [ ] attached Addendum # n/a [X] preliminary title report when available as provided below.
   1.1 INCLUDED ITEMS: Unless excluded herein, this sale shall include all fixtures presently attached to the Property. The following personal property shall also be included in this sale and conveyed under separate Bill of Sale with warranties as to title:
Janitorial Supplies
   1.2 EXCLUDED ITEMS: These items are excluded from this sale:
None
2.  PURCHASE  PRICE AND  FINANCING.  .Buyer  agrees to pay for the  Property  as follows:
$       5,000  Earnest Money Deposit
$  500,000.00  Loan Proceeds:
               [ ]  Representing  the  liability to be assumed by Buyer under an existing  assumable  loan  ([ ] with  [ ]  without  Seller  being released of liability) in this approximate  amount with [ ] Buyer
               [ ] Seller agreeing to pay any loan transfer and assumption fees.
               Any net differences  between the approximate  balance of the loan shown  above and the  actual  balance  at  Closing  shall then be adjusted in [ ] cash [ ] other n/a
               [ ] From new institutional  financing on tam no less favorable to the Buyer than the following: n/a (interest rate for first period prior to adjustment,  if any);  n/a  (amortization  period);  n/a
               (term).  Other  than  these,  the  loan  terms  shall be the best obtainable under the loan for which the Buyer applies below.
               [X] From  Seller-held  financing,  as  described  in the attached
               Seller Financing Addendum.
$ 255,250.00 Other: Note #1 $135,000 Due to Sellers January 3, 2000. (by ------------ separate agreement) Note #2 Due to JK Family Partnership in the amount of $120,250 less expenses of closing. Note #2 is payable on January 3, 2000.

$  134,750.00  Balance  of  Purchase  Price in cash at closing
-------------
$  895,000.00  TOTAL PURCHASE PRICE
-------------
3. CLOSING. This transaction shall be closed on or before 12/30/99. Closing shall occur when: (a) Buyer and Seller have signed and delivered to each other (or to the escrow/title company) , all documents required by this Contract, by the Lender, by written escrow instructions signed by the Buyer and the Seller, and by applicable law; (b) the moneys required to be paid under these documents have been delivered to the escrow/title company in the form of collected or cleared funds; and (c) the deed which the Seller has agreed to deliver under
Section 6 has been recorded. Seller and Buyer shall each pay one-half of the escrow Closing fee, unless otherwise agreed by the parties in writing. Taxes and assessments for the current year, rents, and interest on assumed obligations shall be prorated as set forth in this Section. All deposits on tenancies shall be transferred to Buyer at Closing. Prorations set forth in this Section shall be made as of [X] date of Closing; [ ] date of possession; [ ] other n/a.
4. POSSESSION. Seller shall deliver possession to Buyer within 24 hours after Closing.
5. CONFIRMATION OF AGENCY DISCLOSURE. At the signing of this Contract the Listing Agent Dan Fish represents [X] Seller [ ] Buyer, and the Selling Agent Dan Fish, Paul Christensen represents [ ] Seller [X] Buyer. Buyer and Seller confirm that prior to signing this Contract written disclosure of the agency relationship was provided to him/her. ( ) Buyer's initials ( ) Seller's initials.

6. TITLE TO PROPERTY AND TITLE INSURANCE. (a) Seller has, or shall have at Closing, fee title to the Property and agrees to convey such title to Buyer by [X] general [ ] special warranty deed, free of financial encumbrances as warranted under Section 10.6; (b) Seller agrees to pay for, and furnish Buyer at Closing with, a current standard fort Owner's policy of title insurance in the amount of the Total Purchase Price; (c) the title policy shall conform with Seller's obligations under subsections (a) and (6). Unless otherwise agreed under Section 8.4, the commitment shall conform with the title insurance commitment provided under Section 7.1.
[ ] The Buyer elects to obtain a full-coverage extended ALTA policy of title insurance under 6(b). The cost of this coverage, above that of a standard


Real Estate Purchase Contract UAR Form 3 (5/94)
Buyer(s)______                                                    Seller(s)_____
RealFA$T(R) Forms, Box 4700, Frisco, CO 80443, Version 6.00,
(C)RealFA$T(R), 1999; Reg# LUTUAR225136

Completed by - Dan Fish, Realtor, Prudential Realty Associates
                                12/24/99 07:50:45                    Page 1 of 3

Owner's policy, shall be paid for by the [ ] Buyer [ ] Seller. Also, the cost of a full-coverage ALTA survey, shall be paid for by the [ ] Buyer [ ] Seller.
7. SPECIFIC UNDERTAKINGS OF SELLER AND BUYER
   7.1 SELLER DISCLOSURES. The Seller will deliver to the Buyer the following Seller Disclosures no later than the number of calendar days indicated below
which shall be days after Acceptance:                                    (days)
[X] (a) a Seller Property Condition Disclosure for the Property,  signed
and dated by Seler:                                                         2
[X] (b) a commitment  for the policy of title  insurance  required under
Section 6, to be issued by the title insurance company chosen by Seller,
including   copies  of  all  documents   listed  as  Exceptions  on  the
Commitment:                                                                 2
[ ] (c) a copy of all loan  documents  relating to any loan now existing
which will encumber the Property after Closing:                            n/a
[X] (d) a copy of all leases and rental  agreements  now in effect  with
regard to the Property together with a current rent roll:                   2
[X] (e)  operating  statements  of the  Property  for its  last n/a full fiscal years of operation plus the current fiscal year through  11/30/99,
certified by the Seller or by an independent auditor:                       2
[ ] (f)  tenant  Estoppel  agreements:                                     n/a
Seller agrees to pay any charge for cancellation of the title commitment provided under subsection (b).
   If Seller does not provide any of the Seller Disclosures within the time periods agreed above, the Buyer may either waive the particular Seller Disclosure requirement by taking no timely action or the Buyer may notify the Seller in writing within 10 calendar days after the expiration of the particular disclosure time period that the Seller is in Default under this Contract and that the remedies under Section 16 are at the Buyer's disposal. The holder of the Earnest Money Deposit shall, upon receipt of a copy of Buyer's written notice, return to the Buyer the Earnest Money Deposit without the requirement of further written authorization from the Seller.
   7.2 BUYER UNDERTAKING.  The Buyer agrees to:                   I       II
   [ ] (a) Apply for approval of the  assumption  or funding
   of  the  loan   proceeds   described   in  Section  2  by
   completing,  signing,  and  delivering  to the Lender the
   initial loan  application and  documentation  requited by
   the  Lender  and by paying  all fees as  required  by the
   Lender  (including  appraisal  fee)  no  later  than  n/a
   calendar days after Acceptance; and                        _______   _______
   [  ]  (b)  No  later  than  n  /a  calendar   days  after
   Acceptance, obtain from the Lender to whom application is
   made under subsection (a) a written commitment to approve
   the  assumption  of the existing  loan or to fund the new
   loan  subject  only to changes of  conditions  in Buyer's
   credit  worthiness and to normal loan dosing  procedures;
   or, if Buyer  elects,  providing the Seller with absolute
   assurances within the same tithe frame, that the proceeds
   required  for  funding  the  Total   Purchase  Price  are
   available.                                                 _______   _______
These Buyer Undertakings are at the sole expense of the Buyer and are material elements of this Contract for the bent of both the Buyer and the Seller.
    If Buyer does not initiate any Buyer Undertaking and provide Seller with written confirmation in the time agreed above, the Seller may either waive the particular Buyer Undertaking requirement by taking no timely action or the Seller may notify the Buyer in writing withinn/a calendar days of the expiration of the particular undertaking tithe period that the Buyer is in Default under this Contract and that the remedies under Section 16 are at the Seller's disposal. The holder of the Earnest Money Deposit shall, upon receipt of a copy of Seller's written notice, deliver to the Seller the Earnest Money Deposit without the requirement of further written authorization from the Buyer.
    7.3 ADDITIONAL DUE DILIGENCE. The Buyer shall undertake the following Additional Due Diligence dements at its own expense and for its own benefit for the purpose of complying with the Contingencies under Section 8:
   [ ] (a) Ordering and obtaining an appraisal of the Property if one is not otherwise required under Section 7.2;
   [ ] (b) Ordering and obtaining a survey of the Property if one is tort otherwise required under Section 6;
   [ ] (c) Ordering and obtaining any environmentally related study of the Property;
   [X] (d) Ordering and obtaining a physical inspection report regarding, and completing a personal inspection of the Property;
   [X] (e) Requesting and obtaining verification that the Property complies with all applicable federal, state, and local laws, ordinances, and regulations with regard to zoning and permissible use of the Property.
Seller agrees to cooperate fully with Buyer's completing these Due Diligence matters and to make the Property available as reasonable and necessary for the same.
8. CONTINGENCIES. This offer is subject to the Buyer's approving to its sole discretion the better Disclosures, the Buyer Undertakings, and Additional Due Diligence matters in Section 7. However, the Buyer's discretion in approving the terms of the loan under subsection 7.2 (b) is subject to Buyer's covenant with regard to minimally acceptable financing terms tinder Section 2.
   8.1 Buyer shall have 10 calendar  days after the times  specified  in Section
7.1 and 7.2 for receipt of Seller Disclosures and for completion of Buyer Undertakings to review the content of the disclosures and the outcome of the undertakings. The latest applicable date under Section 7.1 and 7.2 applies for completing a review of Additional Due Diligence matters under Section 7.3.
   8.2 If Buyer does not deliver a written objection to Seller regarding a Seller Disclosure, Buyer Undertaking, or Due Diligence matter within the time provided in Section 8.1, that item will be deemed approved by Buyer.
   8.3 If Buyer objects, Buyer and Seller shall have 2 calendar days after receipt of the objections to resolve Buyer's objections. Seller may, but shall not be required to, resolve Buyer's objections. Likewise, the Buyer is under no obligation to accept any resolution proposed by the Seller. If Buyer's objections are not resolved within the stated time, Buyer may void this Contract by providing written notice to Seller within the same stated time. The holder of the Earnest Money Deposit shall, upon receipt of a copy of Buyer's written notice, return to Buyer the Earnest Money Deposit without the requirement of any further written authorization from Seller. If this Contract is not voided by Buyer, Buyer's objection is deemed to have been waived However, this waiver does not affect warranties under Section l0.
   8.4 Resolution of Buyer's objections under Section 8.3 shall be in writing and shall become part of this Contract.
9. SPECIAL CONTINGENCIES. This offer is made subject to: The term of attached Addendum # 1 are incorporated into this Contract by this reference.
10. SELLER'S LIMITED WARRANTIES. Seller's warranties to Buyer regarding the Property are limited to the following:
   10.1 When Seller delivers possession of the Property to Buyer, it will be broom-dean and free of debris and personal belongings;
   10.2 Seller will deliver possession of the Property to Buyer with the plumbing, plumbed fixtures, heating, cooling, ventilating, electrical and sprinkler (indoor and outdoor) systems, appliances, arid fireplaces in working order;
   10.3 Seller will deliver possession of the Property to Buyer with the roof and foundation free of leaks known to Seller;
   10.4 Seller will deliver possession of the property to Buyer with any private well or septic tank serving the Property in working order and in compliance with governmental regulations;
   10.5 Seller will be responsible for repairing arty of Seller's moving-related damage to the Property;
   10.6 At Closing, Seller will bring current ail financial obligations encumbering the Property which are assumed in writing by Buyer and wilt discharge all such obligations which Buyer has not so assumed;
   10.7 As of Closing, Seller has no knowledge of any claim or notice of an environmental, building, or zoning code violation regarding the Property which has not been resolved.
11. VERIFICATION OF WARRANTED AND INCLUDED ITEMS. After all contingencies have beat removed and before Closing, the Buyer may conduct a "walk-through" inspection of the Property to determine whether or riot items warranted by Seller in Section 10.1, 10.2, 10.3 and 10.4 are in the warranted condition and to verify that items included in Section 1.1 are presently on the Property. If any item is not in the warranted condition, Seller will correct, repair


Real Estate Purchase Contract UAR Form 3 (5/94)
Buyer(s)______                                                    Seller(s)_____
RealFA$T(R) Forms, Box 4700, Frisco, CO 80443, Version 6.00,
(C)RealFA$T(R), 1999; Reg# LUTUAR225136

Completed by - Dan Fish, Realtor, Prudential Realty Associates
                                12/24/99 07:50:45                    Page 2 of 3
or replace it as necessary or, with the consent of Buyer and (if required) Lender, escrow an amount at Closing to provide for such repair or replacement. The Buyer's failure to conduct a "walk-through" inspection or to claim during the "walk-through" inspection that the Property does not include all items referenced in Section 1.1 or is not in the condition warranted in Section 10, shall constitute a waiver of Buyers rights under Section 1.1 and of the warranties contained in Section 10.
12. CHANGES DURING TRANSACTION. Seller agrees that no changes in any existing leases shall be made, no new leases entered into, and no substantial alterations or improvements to the , Property shall be undertaken without the written consent of the Buyer.
13. AUTHORITY OF SIGNERS. If Bayer or Seller is a corporation, partnership, trust, estate, or other entity, the person signing this Contract on its behalf warrants his or her authority to do so and to bind Buyer or Seller and the heirs or successors in interest to Buyer or Seller. If the Seller is not the vested Owner of the Property but has control over the vested Owner's disposition of the Property, the Seller agrees to exercise this control and deliver title under this Contract as if it bad ban signed by the vested Owner.
14. COMPLETE CONTRACT. This instrument (together with its Addenda, any attached Exhibits, and Seller Disclosures ) constitutes the entire Contract between the parties and supersedes all prior dealings between the parties. This Contract cannot be changed except by written agreement of the parties.
15. DISPUTE RESOLUTION. The parties agree that any dispute or claim relating to this Contract, including but not limited to the disposition of the Earnest Money Deposit and the breach or termination of this Contract, shall first be submitted to mediation in accordance with the Utah Real Estate Buyer/Seller Mediation Rules of the American Arbitration Association. Each party agrees to bear its own costs of mediation. Any Agreement signed by the parties pursuant to the mediation shall be finding If mediation fails, the procedures applicable and remedies available under this Contract shall apply. Nothing in this Section shall prohibit the Buyer from seeking specific performance by the Seller by filing a complaint with the court, serving it on the Seller by means of summons or as otherwise permitted by law, and recording a lis pendens with regard to the action provided that the Buyer permits the Seller to regain from answering the complaint pending mediation. Also the parties may agree in writing to waive mediation
16. DEFAULT. If Buyer defaults, Seller may elect to either retain the Earnest Money Deposit as liquidated damages or to return the Earnest Money Deposit and sue Buyer to enforce Seller's rights. If Seller defaults, in addition to =turn of the Earnest Money Deposit, Buyer may elect to either accept from Seller as liquidated damages a sum equal to the Earnest Money Deposit or sue Seller for specific performance and/or damages. If Buyer elects to accept the liquidated damages, Seller agrees to pay the liquidated damages to Buyer upon demand Where a Section of this Contract provides a specific remedy, the parties intend that the remedy shall be exclusive regardless of rights which might otherwise be available under common law.
17. ATTORNEY'S FEES. In any action arising out of this Contract, the prevailing party shall be entitled to costs and reasonable attorney's fees.
18. DISPOSITION OF EARNEST MONEY. The Earnest Money Deposit shall not be released unless it is authorized by: (a) Sections 7.1, 7.2 and 8.3; (b) separate written agreement of the patties, including an agreement under Section 15 if (a) does not apply; or (c) court order.
19. ABROGATION. Except for express warranties made in this Contract, the provision of this Contract shall not apply after Closing.
20. RISK OF LOSS. All risk of lass or damage to the Property shall be borne by Seller until Closing.
21. TIME IS OF THE ESSENCE. Time is of the essence regarding the dates set forth in this transaction Extensions must be agreed to in writing by all parties. Performance under each Section of this Contract which references a date shall be required absolutely by 5:00 P.M., Mountain Time on the stated data
22. COUNTERPARTS AND FACSIMILE (FAX) DOCUMENTS. This Contract may be signed in counterparts, and each counterpart beating an original signature shall be considered one document with all others bearing original signature. Also, facsimile transmission of any signed original document and re-transmission of any signed facsimile transmission shall be the same as delivery of an original.
23. ACCEPTANCE. Acceptance occurs when Seller or Buyer, responding to an offer or counteroffer of the other. (a) signs the offer or counteroffer where noted to indicate acceptance; and (b) communicates to the other party or the other party's agent that the offer or counteroffer has been signed as required.
24. OFFER AND TIME FOR ACCEPTANCE. Buyer offers to purchase the Property on the above terms and conditions. If Seller does not accept this offer by [ ]AM [X] PM Mountain Time, December 27, 1999 , this offer shall lapse, and the holder of the Earnest Money Deposit shall return it to the Buyer.

   Big M Investment & SCTN or Assigns
     205 W. 700 South, Salt Lake City, UT 84101
       Bus.#: 801-355-0066
  BUYER'S SIGNATURE_______________________________ DATE ____________
    By: Mike Murphy and David Simon Pres. & CEO


                        ACCEPTANCE/REJECTION/COUNTEROFFER

[ ] Acceptance of Offer to purchase: Seller Accepts the foregoing offer on the terms and conditions specified above.


     LK Fox Chariable Remainder Unitrust and JK Family Partnership
       4582 W. Dundee Circle, Highland, UT 84004
       Home #:763-7951
SELLER'S SIGNATURE __________________________ DATE ___________ TIME ___________
   By: Eldred Kaye Fox, Co-Trustee and Kenneth N. Fox

[X] Rejection: Seller Rejects the foregoing offer.
    ______________(Seller's initials) ________________(Date) ___________ (Time)
[ ]Counter Offer: Seller presents for Buyers Acceptance the terms of Buyers offer subject to the exceptions or modifications as specified in the attached Counter Offer # n/a.


Real Estate Purchase Contract UAR Form 3 (5/94)

RealFA$T(R) Forms, Box 4700, Frisco, CO 80443, Version 6.00,
(C)RealFA$T(R), 1999; Reg# LUTUAR225136

Completed by - Dan Fish, Realtor, Prudential Realty Associates
                                12/24/99 07:50:45                    Page 3 of 3

                                   Prudential
                             Realty Associates, Inc.
  240 N. Orem Blvd. o Orem, UT 84057 o Bus. (801) 224-9011 o Fax (801) 764-2333
                                 ADDENDUM NO. 1
                                       TO
                          REAL ESTATE PURCHASE CONTRACT
THIS IS AN [X] ADDENDUM [ ] COUNTEROFFER to that REAL ESTATE PURCHASE CONTRACT (the "REPC") with an Offer Reference Date of December 26, 1999 , Including all prior addenda and counteroffers, between
    Mike Murphy & SCTN or Assigns
as Buyer, and
    LK Fox Chariable Remainder Unitrust and JK Family Partnership as Seller, regarding the Property; located at 740 East 3900 South Salt Lake City, Utah (three Story Office Building)
The following  terms are hereby  Incorporated as part of the REPC:

 1). The Trust Deed Note shall have a rent assignment clause in favor of the Note holder in the event the buyer doesn't pay loan payments as per the contract.

 2). Buyers shall have the time noted in item 8.1 of the Real Estate Purchase Contract to complete its Due-Diligence and Buyers shall accept the building thereafter in an "AS IS" condition.

 3). Seller shall have the option of placing their proceeds into a 1031 tax deferred exchange and shall have Buyers cooperation to complete said exchange. Seller shall also cooperate with Buyers in a 1031 tax deffered exchange.

To the extent the terms of this ADDENDUM modify or conflict with any provisions of the REPC, Including all prior addenda and counteroffers, these terms shall control. All other terms of the REPC, Including prior addenda and counteroffers, not modified by this ADDENDUM shall remain the same.

[ ] Seller [X] Buyer shall have until 5:00 [ ] A.M. [X] P.M. Mountain Time December 27 , 1999 (Date) , to accept the terms of this ADDENDUM In accordance with the provisions of Section 23 of the REPC. Unless so accepted, the offer as set forth In this ADDENDUM shall lapse.
____________________________________________________________
[ ] Buyer   [ ] Seller Signature         Date      Time
____________________________________________________________
[ ] Buyer   [ ] Seller Signature         Date      Time


                       ACCEPTANCE/REJECTION/COUNTER OFFER


CHECK ONE:
[ ] ACCEPTANCE: [ ] Seller [ ] Buyer hereby accepts the term of this ADDENDUM NO. n/a.
[ ]COUNTER OFFER: [ ] Seller [ ] Buyer presents as a counter offer the terms set forth on the attached ADDENDUM NO. n/a.
________________________________________________________________________________
(Signature)       (Date)    (Time)          (Signature)        (Date)     (Time)

[ ]REJECTION: [ ] Seller [ ] Buyer rejects the foregoing ADDENDUM.


________________________________________________________________________________
(Signature)       (Date)    (Time)          (Signature)        (Date)     (Time)






THIS FORM APPROVED BY THE UTATH AREAL ESTATE COMMISION AND THE OFFIC E OF THE UTAH ATTORNEY GENERAL, EFFECTIVE AUGUST 17, 1998. IT REPLACES AND SUPERCEDES ALL PREVIOUSLY APPROVED VERSIONS OF THIS FORM.
Addendum to Real Estate Purchase Contract UAR Form 2 (8/98)

Buyer(s)______                                                    Seller(s)_____
RealFA$T(R) Forms, Box 4700, Frisco, CO 80443, Version 6.00,
(C)RealFA$T(R), 1999; Reg# LUTUAR225136

Completed by - Dan Fish, Realtor, Prudential Realty Associates
                                12/24/99 07:36:16                    Page 1 of 1

                                   Prudential
                             Realty Associates, Inc.

  240 N. Orem Blvd. o Orem, UT 84057 a Bus. (801) 224-9011 o Fax (801) 764-2333

                            SELLER FINANCING ADDENDUM
                                       TO
                          REAL ESTATE PURCHASE CONTRACT

THIS SELLER FINANCING, ADDENDUM is made a part of that REAL ESTATE PURCHASE CONTRACT (the "REPC") with an Offer Reference Date of December 26, 1999 , between

     Big M Investment & SCTN or Assigns

as Buyer, and

       LK Fox Chariable Remainder Unitrust and JK Family Partnership

as Seller, regarding the Property located at 740 East 3900 South, Salt Lake City, Utah 84107

The terms of this ADDENDUM are hereby incorporated as part of the REPC.

1. CREDIT DOCUMENTS. Seller's extension of credit to Buyer shall be evidenced by: [X] Note and Deed of Trust [ ] Note and All-Inclusive Deed of Trust [ ]
Other: n/a

2. CREDIT TERMS. The terms of the credit documents referred to in Section 1 above are as follows:
$ 500.000.00 principal amount of the note(the "Note"); interest at 8.5% per annum; payable at approximately $ 3, 844.57 per month. The entire unpaid balance of principal plus accrued interest is due in 84 months from date of the Note. First payment due February 1, 2000. Additional principal payments, balloon payments or other terms as follows:
Loan is based on 30 years amortization with balance due after 84 months.

The credit documents referenced In Section 1 of this ADDENDUM will contain a due-on-sale clause in favor of Seller. Seller agrees to provide to Buyer at
Settlement: (a) an amortization schedule based on the above terms; (b) a written disclosure of the total interest Buyer will pay to maturity of the Note; and (c) the annual percentage rate on the Note based on loan closing costs.

3. TAXES AND ASSESSMENTS. In addition to the payments referenced in Section 2 above, Buyer shall also be responsible for: (a) property taxes; (b) homeowners association dues; (c) special assessments; and (d) hazard insurance premiums on the Property. These obligations will be paid: [ ] directly to Seller/Escrow Agent on a monthly basis [ ] directly to the applicable county treasurer, association, and insurance company as required by those entities.

4. PAYMENT. Buyer's payments under Sections 2 and 3 above will be made to: [ ] Seller [ ] an Escrow Agent. If an Escrow Agent, NONE will act as Escrow Agent and will be responsible for disbursing payments on any underlying mortgage or deed of trust (the "underlying mortgage") and to the Seller. Cost of setting up the escrow account shall be paid by: [ ] Buyer [ ] Seller [ ] split evenly between the parties.

5. LATE PAYMENT/PREPAYMENT. Any payment not made within 10 days after it is due is subject to a late charge of $100.00 or n /a % of the installment due, whichever is greater. Amounts in default shall bear interest at a rate of 18.00% per annum. All or part of the principal balance on the Note maybe paid prior to maturity without penalty.

6. DUE-ON-SALE. As part of the Seller Disclosures referenced in Section 7 of the REPC, Seller shall provide to Buyer a copy of the underlying mortgage, the note secured thereby, and the amortization schedule. Buyer's obligation to purchase under this Contract is conditioned upon Buyer's approval of the content of those documents, in accordance with Section 8 of the REPC. If the holder of the underlying mortgage calls the loan due as a result of this transaction, Buyer agrees to discharge the underlying loan as required by the mortgage lender. In such event, Seller's remaining equity shall be paid as provided in the credit documents.

7. BUYER DISCLOSURES. Buyer has provided to Seller, as a required part of this ADDENDUM, the attached Buyer Financial Information Sheet. Buyer may use the Buyer Financial Information Sheet approved by the Real Estate Commission and the Attorney General's Office, or may provide comparable written information in a different format, together with such additional information as Seller may reasonably require. Buyer [ ] WILL [X] WILL NOT provide Seller with copies of IRS returns for the two preceding tax years. Buyer acknowledges that Seller may contact Buyer's current employer for verification of employment as represented by Buyer in the Buyer Financial Information Sheet.

8. SELLER APPROVAL. By the Seller Disclosure Deadline referenced in Section 24(b) of the REPC, Buyer shall provide to Seller, at Buyer's expense, a current credit report on Buyer from a consumer credit reporting agency. Seller may use the credit report and the information referenced in Section 7 of this Addendum ("Buyer Disclosures") to evaluate the credit-worthiness of Buyer.

   8.1 Seller Review.  By the Evaluations & Inspections  Deadline  referenced in
Section 24(c) of the REPC, Seller shall review the credit report and the Buyer Disclosures to determine if the content of the credit report, and the Buyer Disclosures, is acceptable. If the content of the credit report or the Buyer Disclosures is not acceptable to Seller, Seller may elect to either: (a) provide written objections to Buyer as provided in Section 8.2 of this ADDENDUM; or (b) immediately cancel the REPC by providing written notice to Buyer by the Evaluations & Inspections Deadline referenced in Section 24(c) of the REPC. The



THIS FORM APPROVED BY THE UTATH AREAL ESTATE COMMISION AND THE OFFIC E OF THE UTAH ATTORNEY GENERAL, EFFECTIVE AUGUST 17, 1998. IT REPLACES AND SUPERCEDES ALL PREVIOUSLY APPROVED VERSIONS OF THIS FORM.
Addendum to Real Estate Purchase Contract UAR Form 11 (Rev.8/98)

Buyer(s)______                                                    Seller(s)_____
RealFA$T(R) Forms, Box 4700, Frisco, CO 80443, Version 6.00,
(C)RealFA$T(R), 1999; Reg# LUTUAR225136

Completed by - Dan Fish, Realtor, Prudential Realty Associates
                                12/24/99 08:10:11                    Page 1 of 2

Brokerage, upon receipt of a copy of Seller's written notice of cancellation, shall return to Buyer the Earnest Money Deposit.

   8.2 Seller Objections. If Seller does not immediately cancel the REPC as provided above, Seller may, by the Evaluations & Inspections Deadline referenced in Section 24(c) of the REPC, provide Buyer with written objections. Buyer and Seller shall have seven calendar days after Buyer's receipt of the objections (the "Response Period") in which to agree in writing upon the manner of resolving Seller's objections. Buyer may, but shall not be required to, resolve Seller's objections. If Seller and Buyer have not agreed in writing upon the manner of resolving Seller's objections, Seller may cancel the REPC by providing written notice to Buyer no later than three calendar days after expiration of the Response Period. The Brokerage, upon receipt of a copy of Seller's written notice of cancellation, shall return to Buyer the Earnest Money Deposit.

   8.3 Failure to Object. If Seller does not deliver a written objection to Buyer regarding the credit report or a Buyer Disclosure by the Evaluations & Inspections Deadline referenced in Section 24(c) of the REPC or cancel the REPC as provided in Sections 8.1 or 8.2 of this ADDENDUM, the credit report and Buyer Disclosures will be deemed approved by Seller.

9. TITLE INSURANCE. Buyer [X] SHALL [ ] SHALL NOT provide to Seller a lender's policy of title insurance in the amount of the indebtedness to the Seller, and shall pay for such policy at Settlement.

10. DISCLOSURE OF TAX IDENTIFICATION NUMBERS. By no later than the Settlement Deadline referenced in Section 24(e) of the REPC, Buyer and Seller shall disclose to each other below their respective Social Security Numbers or other applicable tax identification numbers so that they may comply with federal laws on reporting mortgage interest in filings with the Internal Revenue Service.

To the extent the terms of this ADDENDUM modify or conflict with any provisions of the REPC, including all prior addenda and counteroffers, these terms shall control. All other terms of the REPC, including all prior addenda and counteroffers, not modified by this ADDENDUM shall remain the same. [X] Seller [ ] Buyer shall have until Dec 27,1999 [ ] AM [X] PM Mountain Time 5: 00 PM, to accept these terms in accordance with Section 23 of the REPC. Unless so accepted, this offer shall lapse.

__________________________________________________      ________________________
[ ]Buyer [ ] Seller Signature     Date    Time          Social Security Number

__________________________________________________      ________________________
[ ]Buyer [ ] Seller Signature     Date    Time          Social Security Number


                        ACCEPTANCE/COUNTEROFFER/REJECTION

CHECK ONE:
[ ]ACCEPTANCE: [ ] Seller [ ] Buyer hereby accepts these terms.

[ ] COUNTEROFFER: [ ] Seller [ ] Buyer presents as a counteroffer the terms set forth on the attached ADDENDUM NO. n/a.


________________________________________________________________________________
(Signature)       (Date)    (Time)          (Signature)        (Date)     (Time)


[ ] REJECTION: [  ] Seller [  ] Buyer rejects these terms.

________________________________________________________________________________
(Signature)       (Date)    (Time)          (Signature)        (Date)     (Time)



THIS FORM APPROVED BY THE UTATH AREAL ESTATE COMMISION AND THE OFFIC E OF THE UTAH ATTORNEY GENERAL, EFFECTIVE AUGUST 17, 1998. IT REPLACES AND SUPERCEDES ALL PREVIOUSLY APPROVED VERSIONS OF THIS FORM.
Addendum to Real Estate Purchase Contract UAR Form 11 (Rev.8/98)

Buyer(s)______                                                    Seller(s)____
RealFA$T(R) Forms, Box 4700, Frisco, CO 80443, Version 6.00,
(C)RealFA$T(R), 1999; Reg# LUTUAR225136

Completed by - Dan Fish, Realtor, Prudential Realty Associates
                                12/24/99 08:10:11                    Page 2 of 2